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                                          Exhibit (10)-19
                                          Unicom Corporation and
                                          Commonwealth Edison Company
                                          Form 10-K File Nos. 1-11375 and 1-1839


                    FIRST AMENDMENT TO EMPLOYMENT AGREEMENT


  This FIRST AMENDMENT (the "First Amendment") dated as of December 1, 1998 to the Employment Agreement dated as of March 10, 1998 by and among the parties hereto (the "Employment Agreement") is made by and among Unicom Corporation, an Illinois corporation ("Unicom"), Commonwealth Edison Company, an Illinois corporation ("ComEd"), and John W. Rowe ("Executive").

  WHEREAS, the Compensation Committee of the Board of Directors of each of Unicom and ComEd and Executive have determined that it is desirable to amend that portion of the Employment Agreement relating to Executive's Annual Incentive; and

  WHEREAS, such Compensation Committees approved such amendment at their meetings on July 22, 1998;

  NOW THEREFORE, in consideration of their mutual undertakings set forth in this First Amendment, the parties hereto agree as follows:


                                       I

  Unless otherwise specifically defined herein, each term used herein which is defined in the Employment Agreement shall have the meaning specified in the Employment Agreement. Each reference to "this Agreement" and each similar reference in the Employment Agreement shall, from and after the date hereof, refer to the Employment Agreement as amended hereby.


                                      II

  Section 4.3 is amended by substituting a reference to "$300,000" for each reference to "$600,000".


                                      III

  A new Section 4.5 is added to read in full as follows:

     "4.5  Deferred Stock and Additional Option.
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               (a)  Deferred Stock.  Effective on the date in 1999 on which
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     Executive's Annual Incentive with respect to 1998 first becomes payable pursuant to Section 4.3 (the "Grant Date"), Unicom grants to Executive a right to receive, on the Payment Date (as defined in the last sentence of this Section 4.5(b)) a number of shares of Common Stock (the "Deferred Shares") equal to the sum of:

               (i) a number of shares (the "Initial Deferred Shares") equal to $600,000 divided by 100% of the fair market value (determined in accordance with the LTIP or any applicable successor plan (the "Fair Market Value")) of a share of the Common Stock on the Grant Date (such price, the "Grant Price"), and

               (ii) the aggregate number of shares of Common Stock that would be issued from time to time if all dividends (other than dividends payable in Common Stock) payable in respect of the Initial Deferred Shares were reinvested in additional shares of Common Stock (assuming for this purposes that the Initial Deferred Shares were outstanding throughout the period beginning on the Grant Date and ending the Payment Date) based on the Fair Market Value of the Common Stock as of the applicable dividend payment date;

     provided, however, that the aggregate number and kind of Deferred Shares shall from time to time be equitably adjusted to prevent any material dilution or enlargement of the aggregate value of the Deferred Shares that may otherwise occur by reason of a change in the number or kind of outstanding shares of Common Stock resulting from any recapitalization, reorganization, merger, consolidation, stock split, stock dividend or any similar change affecting the Common Stock (other than a dividend which is deemed to have been reinvested pursuant to clause (ii) of this Section 4.5(a)).

               (b)  Vesting.  The Deferred Shares shall vest as follows: as to
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     50% of the Deferred Shares specified in clause (i) of Section 4.5(a), on the Grant Date, and as to all remaining Deferred Shares (the "Unvested Deferred Shares") on the date in 2000 on which Executive's Annual Incentive with respect to 1999 first becomes payable pursuant to Section 4.3 (the "Year 2000 Bonus Date"). On or before the fifth business day following Executive's Termination Date (such day, the "Payment Date"), Unicom shall deliver to Executive a number of shares of Common Stock equal to the number of Deferred Shares that have become vested on or before the Termination Date, including Deferred Shares that have become vested pursuant to Section 4.5(e).

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               (c)  Effect on SERP Benefit.  Solely for purposes of determining
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     the amount of Executive's SERP Benefit pursuant to Section 6.3, Executive's
     Annual Incentive with respect to each of 1998 and 1999 shall be deemed to have been $300,000 greater than the Annual Incentive actually paid to Executive in respect of such year; provided that, in the event of any Termination of Employment (regardless of the circumstances thereof) at any time during 1998 or 1999, then each such $300,000 amount shall be reduced (but not below zero) by an amount equal to $821.92 (i.e., $300,000 divided by 365) for each calendar day remaining in such year after Executive's Termination Date.

               (d)  Additional Option.  Effective as of the Grant Date, Unicom
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      grants to Executive an Option (the "Additional Option") with an exercise price equal to the Grant Price and subject to such other terms and conditions as are applicable to other stock options granted to senior executives of the Company under the LTIP. The number of shares of Common Stock subject to such Additional Option shall be such as to cause the Additional Option to have a value as of the Grant Date (determined pursuant to the Black-Scholes option pricing model with such assumptions and adjustments as the Compensation Committee in its sole discretion deem appropriate using the methodology in use by the Compensation Committee as of the date of this First Amendment) equal to $90,000. The Additional Option shall be exercisable during its term as follows: (i) as to 50% of the shares subject thereto, at any time on or after the Grant Date, and
     (ii) as to all of the other shares subject thereto (the "Unvested Option Shares"), at any time on or after the Year 2000 Bonus Date.

               (e)  Effect of Termination of Employment.  If at any time during
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     the period beginning on the Grant Date and ending on December 31, 1999 (the
     "Vesting Period"), a Termination Date occurs by reason of a Termination Without Cause, a Termination for Good Reason, or any other Termination of Employment due to Executive's death, Disability, Early Retirement or Normal Retirement, then:

               (i) Unicom shall pay to Executive a number of shares of Common Stock equal to the product of the number of Unvested Deferred Shares multiplied by the Proration Factor (as defined below); and

               (ii) the Additional Option shall immediately become exercisable as to a number of additional shares of Common Stock equal to the product of the number of Unvested Option Shares multiplied by the Proration Factor.

     For purposes of this Section 4.5, "Proration Factor" means a fraction, the numerator of which equals the number of days, if any, during the period beginning on January 1, 1999 and ending on the Termination Date, and the denominator of

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     which is 365, but which fraction shall in no event be less than zero or greater than one.

          If at any time during the Vesting Period, Executive's employment is terminated by the Company for Cause or by Executive for any reason other than as set forth in the preceding paragraph of this Section 4.5(e), then all Unvested Deferred Shares shall be forfeited as of the Termination Date and the Additional Option shall expire as of such Date as to all Unvested Option Shares.

          In the event of any Termination of Employment for which the Termination Date occurs before the Grant Date, this Section 4.5 shall be of no effect and the provisions of Article VII of the Agreement as in effect on the Agreement Date shall control."


                                      IV

     Except as amended hereby, the Employment Agreement remains in full force and effect.

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                                       V

     This First Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall be deemed to be one and the same instrument.

     IN WITNESS WHEREOF, the parties have executed this First Amendment as of the first date written above.


                                  UNICOM CORPORATION


                                  By: _______________________________________
                                                 Edward A. Brennan,
                                             Chairman of the Compensation
                                        Committee of the Board of Directors


                                  By: _______________________________________
                                                Donald P. Jacobs
                                            Lead Non-employee Director


                                  COMMONWEALTH EDISON COMPANY


                                  By: _______________________________________
                                                 Edward A. Brennan,
                                           Chairman of the Compensation
                                        Committee of the Board of Directors


                                  By: _______________________________________
                                                 Donald P. Jacobs
                                            Lead Non-employee Director


                                  EXECUTIVE:


                                  _______________________________
                                           John W. Rowe

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